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EXHIBIT 23.5

                         CONSENT OF INDEPENDENT AUDITORS

     We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-4) and related prospectus of ALLTEL Corporation, and to the incorporation by reference of our report dated March 6, 1998 with respect to the consolidated financial statements and schedule of 360 Communications Company included in ALLTEL Corporation's Annual Report on Form 10-K for the year ended December 31, 1998.

                                            Ernst & Young LLP

Chicago, Illinois
March 24, 1999